Exhibit 99.1
Contact: Patrick Pedonti, Chief Financial Officer: 860-298-4738
E-mail: investorrelations@sscinc.com
SS&C Technologies Announces 2006 Fourth Quarter and Year End Results
WINDSOR, CT — February 28, 2007 — SS&C Technologies, Inc.(www.ssctech.com), a global provider of financial services software and outsourcing solutions, today announced results for the fourth quarter and full year ended December 31, 2006. Reported revenue on a GAAP basis for fourth quarter and the year was $54.0 million and $205.5 million, respectively. Included in reported revenue for the year was a $3.6 million reduction in revenue caused by purchase accounting adjustments to reflect November 23, 2005 deferred revenue at its fair value compared to $0.7 million of such adjustments in the prior year. Adjusted revenue (a non-GAAP financial measure defined in note 3 to the attached Consolidated Condensed Financial Information) for the year was $209.1 million, a 28.8% increase from the prior year of $162.4 million. Adjusted revenue for the fourth quarter was $54.1 million, a 12.5% increase from $48.1 million in the prior year. Net loss, on a GAAP basis, for the fourth quarter of 2006 was $0.8 million and net income, on a GAAP basis, for the year 2006 was $1.1 million.
Adjusted operating income (a non-GAAP financial measure defined in note 1 to the attached Consolidated Condensed Financial Information) for the year was $73.3 million, a 33.4% increase from the prior year of $54.9 million. Adjusted operating income was $18.4 million for the fourth quarter compared to $17.2 million in the prior year.
Consolidated EBITDA (a non-GAAP financial measure defined in note 2 of the attached Consolidated Condensed Financial Information) for 2006 was $84.0 million, or 40.2% of adjusted revenue, and increased 10.9% from $75.7 million in the prior year. Consolidated EBITDA for the fourth quarter was $22.0 million, or 40.6% of adjusted revenue, compared to $20.4 million in the prior year.
Consolidated leverage, as defined in our credit agreement, was 5.5 times at December 31, 2006
Revenues/Operating Income
“During 2006, we reached an important milestone in SS&C’s history as we surpassed the $200 million mark in revenue as a result of 28.8% revenue growth. We demonstrated a trend of double-digit revenue growth in each quarter of 2006 over comparable quarters in the prior year, and Q4 was no exception. We are pleased with our recurring revenues (which include maintenance and outsourcing revenues), which continued to grow at a healthy pace, up 33% over 2005, and represented 79.3% of our revenues for 2006,” said Bill Stone, chairman and chief executive officer of SS&C Technologies.

Outsourcing Solutions
“During 2006, we began accelerating our strategy for taking a leading place in the hedge fund administration business. Our acquisition of Cogent and diligent sales efforts have resulted in a growing market share amongst fund administrators, and we are rapidly gaining recognition for our capabilities. Of particular note, the 7th HFMWeek Hedge Fund Administrator survey cited SS&C as the fastest growing administrator among the top 10. Our combined outsourcing business has enjoyed revenue growth of 44% over 2005, and we expect this will continue to grow as more hedge funds, insurance companies and asset management firms determine they cannot cost effectively manage infrastructure and applications without losing focus on their core business.”
Balance Sheet and Cash Flow
“We ended the year with $11.7 million of cash and cash equivalents on our balance sheet and a total position of $471.9 million. Our operating cash flow for the year was $30.7 million, and we used those funds to pay-down $17.1 million of debt and invest in our business with $4.2 million of property and equipment additions and $14.0 million for the acquisitions of Cogent and Zoologic,” said Stone.
Earnings Call
SS&C’s earnings conference call will take place on Thursday, March 1, 2007 at 10:00 a.m. eastern time. The call will discuss fourth quarter and 2006 results. Interested parties may dial 706-643-7858 (US, Canada and International) and request the “4th Quarter 2006 Earnings Conference Call”, conference ID #1225250. A replay of the earnings call can be heard after 12:00 p.m. on March 1, 2007 until midnight March 8, 2007. To hear the replay, dial 706-645-9291 and enter the access code 1225250. A replay of the call will also be available on March 2, 2007 on our website at www.ssctech.com/about/earnings.asp.
This press release contains forward-looking statements relating to, among other things, the Company’s expected growth in outsourcing business. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, general economic and industry conditions, terrorist activities, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s filings with the Securities and Exchange Commission, including without limitation, the Company’s Prospectus dated August 4, 2006 relating to its offer to exchange . The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.
About SS&C Technologies
SS&C delivers investment and financial management software and related services focused exclusively on the financial services industry. By leveraging expertise in common investment business functions, SS&C cost-effectively serves clients in the different industry segments, including: 1) insurance entities and pension funds, 2) institutional asset management, 3) hedge funds and family offices, 4) financial institutions, 5) municipal finance, 6) real estate property management, 7) commercial lending and 8) corporate treasury. Additional information is available at www.ssctech.com.

SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Successor			Predecessor
			Period from	Period from
	Three months	Combined	November 23, 2005	October 1, 2005
	ended	Three months ended	through	through
	December 31, 2006	December 31, 2005	December 31, 2005	November 22, 2005
Revenues:
Software licenses	$6,061	$5,850	$3,587	$2,263
Maintenance	14,687	12,698	3,701	8,997
Professional services	4,964	5,520	2,520	3,000
Outsourcing	28,288	23,327	7,857	15,470

Total revenues	54,000	47,395	17,665	29,730

Cost of revenues:
Software licenses	2,388	1,552	856	696
Maintenance	5,351	3,668	1,499	2,169
Professional services	3,140	2,333	861	1,472
Outsourcing	15,528	13,402	4,411	8,991

Total cost of revenues	26,407	20,955	7,627	13,328

Gross profit	27,593	26,440	10,038	16,402

Operating expenses:
Selling and marketing	4,847	3,958	1,364	2,594
Research and development	5,717	6,075	2,071	4,004
General and administrative	6,506	3,270	1,140	2,130
Merger costs related to the sale of SS&C	—	35,741	—	35,741

Total operating expenses	17,070	49,044	4,575	44,469

Operating income (loss)	10,523	(22,604)	5,463	(28,067)

Interest expense, net	(11,611)	(5,395)	(4,890)	(505)
Other (expense) income, net	(288)	587	258	329

(Loss) income before income taxes	(1,376)	(27,412)	831	(28,243)
Benefit for income taxes	(531)	(9,402)	—	(9,402)

Net (loss) income	$(845)	$(18,010)	$831	$(18,841)

See Notes to Consolidated Condensed Financial Information.

SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Successor			Predecessor
			Period from
		Combined	November 23, 2005	Period from January
	Year ended	Year ended	through	1, 2005 through
	December 31, 2006	December 31, 2005	December 31, 2005	November 22, 2005
Revenues:
Software licenses	$22,925	$23,734	$3,587	$20,147
Maintenance	55,222	47,765	3,701	44,064
Professional services	19,582	15,085	2,520	12,565
Outsourcing	107,740	75,050	7,857	67,193

Total revenues	205,469	161,634	17,665	143,969

Cost of revenues:
Software licenses	9,216	3,819	856	2,963
Maintenance	20,415	11,892	1,499	10,393
Professional services	12,575	8,710	861	7,849
Outsourcing	57,810	42,210	4,411	37,799

Total cost of revenues	100,016	66,631	7,627	59,004

Gross profit	105,453	95,003	10,038	84,965

Operating expenses:
Selling and marketing	17,598	14,498	1,364	13,134
Research and development	23,620	21,270	2,071	19,199
General and administrative	20,366	13,084	1,140	11,944
Merger costs related to the sale of SS&C	—	36,912	—	36,912

Total operating expenses	61,584	85,764	4,575	81,189

Operating income	43,869	9,239	5,463	3,776

Interest expense, net	(47,039)	(5,951)	(4,890)	(1,061)
Other income, net	456	913	258	655

(Loss) income before income taxes	(2,714)	4,201	831	3,370
(Benefit) provision for income taxes	(3,789)	2,658	—	2,658

Net income	$1,075	$1,543	$831	$712

See Notes to Consolidated Condensed Financial Information.

SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	Successor
	December 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$11,718	$15,584
Accounts receivable, net	31,695	32,862
Income taxes receivable	—	8,176
Prepaid expenses and other current assets	7,823	6,236

Total current assets	51,236	62,858

Property and equipment, net	10,019	10,289

Intangible and other assets, net	1,091,266	1,103,224

Total assets	$1,152,521	$1,176,371

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Current portion of long-term debt	$5,694	$10,438
Accounts payable	2,305	2,367
Accrued employee compensation and benefits	8,961	9,048
Other accrued expenses	7,157	8,769
Interest payable	2,177	3,082
Income taxes payable	191	—
Deferred income taxes	384	1,305
Deferred maintenance and other revenue	25,679	20,566

Total current liabilities	52,548	55,575

Long-term debt, net of current portion	466,235	478,143
Other long-term liabilities	1,088	1,257
Deferred income taxes	69,518	84,263

Total liabilities	589,389	619,238

Total stockholder’s equity	563,132	557,133

Total liabilities and stockholder’s equity	$1,152,521	$1,176,371

See Notes to Consolidated Condensed Financial Information.

SS&C TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Successor			Predecessor
		Combined	Period from	Period from
		Year	Nov. 23, 2005	Jan. 1, 2005
	Year Ended	Ended	through	through
	Dec. 31, 2006	Dec. 31, 2005	Dec. 31, 2005	Nov. 22, 2005
Cash flow from operating activities:
Net income	$1,075	$1,543	$831	$712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,128	11,876	2,301	9,575
Stock compensation expense	3,871	—	—	—
Foreign exchange gains on debt	(15)	—	—	—
Amortization of loan origination costs	2,754	241	159	82
Equity earnings in long-term investment	(456)	—	—	—
Net realized gains on equity investments	—	(641)	—	(641)
Loss (gain) on sale or disposal of property and equipment	4	—	(15)	15
Deferred income taxes	(10,112)	(1,444)	(1,107)	(337)
Income tax benefit related to exercise of stock options	—	3,177	—	3,177
Provision for doubtful accounts	(424)	986	41	945
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	3,357	(5,837)	(395)	(5,442)
Prepaid expenses and other assets	(2,044)	(2,085)	(798)	(1,287)
Income taxes receivable	7,844	(7,632)	654	(8,286)
Accounts payable	(114)	(561)	(801)	240
Accrued expenses	(3,088)	39,069	4,178	34,891
Income taxes payable	(247)	(622)	(3)	(619)
Deferred maintenance and other revenues	1,176	(1,039)	(130)	(909)

Net cash provided by operating activities	30,709	37,031	4,915	32,116

Cash flow from investing activities:
Additions to property and equipment	(4,223)	(2,764)	(276)	(2,488)
Proceeds from sale of property and equipment	1	18	15	3
Cash paid for business acquisitions, net of cash acquired	(13,979)	(207,919)	—	(207,919)
Additions to capitalized software	(425)	—	—	—
Cash paid for long-term investment	—	(2,000)	—	(2,000)
Acquisition of SS&C	—	(877,000)	(877,000)	—
Purchases of marketable securities	—	(88,250)	—	(88,250)
Sales of marketable securities	—	190,159	—	190,159

Net cash used in investing activities	(18,626)	(987,756)	(877,261)	(110,495)

Cash flow from financing activities:
Cash received from other borrowings	17,400	83,000	—	83,000
Repayment of debt and acquired debt	(34,517)	(10,361)	(2,345)	(8,016)
Issuance of common stock	663	930	—	930
Exercise of stock options	95	2,549	—	2,549
Purchase of common stock for treasury	(68)	(5,584)	—	(5,584)
Cash received from borrowings for the Transaction	—	490,000	490,000	—
Investment by Sunshine Acquisition Corporation	—	381,000	381,000	—
Common stock dividends	—	(3,718)	—	(3,718)

Net cash (used in) provided by financing activities	(16,427)	937,816	868,655	69,161

Effect of exchange rate changes on cash	478	(420)	26	(446)

Net decrease in cash and cash equivalents	(3,866)	(13,329)	(3,665)	(9,664)
Cash and cash equivalents, beginning of period	15,584	28,913	19,249	28,913

Cash and cash equivalents, end of period	$11,718	$15,584	$15,584	$19,249

See Notes to Consolidated Condensed Financial Information.

SS&C Technologies, Inc. and Subsidiaries
Notes to Consolidated Condensed Financial Information
Note 1. Reconciliation of Operating Income to Adjusted Operating Income
Adjusted operating income represents operating income (loss) adjusted for amortization of acquisition-related intangible assets, merger costs and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under accounting principles generally accepted in the United States of America (GAAP). Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Successor			Predecessor
		Combined	Period from	Period from
		Three months	November 23, 2005	October 1, 2005
	Three months ended	Ended	through	through
(in thousands)	December 31, 2006	December 31, 2005	December 31, 2005	November 22, 2005
Operating income (loss)	$10,523	$(22,604)	$5,463	$(28,067)
Purchase accounting adjustments	59	616	616	—
Amortization of intangible assets	5,695	3,440	1,870	1,570
Merger costs	—	35,741	—	35,741
Stock-based compensation	2,164	—	—	—

Adjusted operating income	$18,441	$17,193	$7,949	$9,244

	Successor			Predecessor
			Period from	Period from
		Combined	November 23, 2005	January 1, 2005
	Year ended	Year Ended	through	through
(in thousands)	December 31, 2006	December 31,2005	December 31, 2005	November 22, 2005
Operating income	$43,869	$9,239	$5,463	$3,776
Purchase accounting adjustments	3,017	616	616	—
Amortization of intangible assets	22,493	8,158	1,870	6,288
Merger costs	—	36,912	—	36,912
Stock-based compensation	3,871	—	—	—

Adjusted operating income	$73,250	$54,925	$7,949	$46,976

Note 2. Reconciliation of Net Income (Loss) to EBITDA and Consolidated EBITDA
EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in November 2005, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. EBITDA and Consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA and Consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as an alternative to operating income (loss), net income (loss), or cash flows from operating activities. EBITDA and Consolidated EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income (loss) as an indicator of our operating performance. The following is a reconciliation between EBITDA and Consolidated EBITDA to net income (loss).

	Successor			Predecessor
			Period from
	Three months	Combined	November 23, 2005	Period from October 1,
	ended	Three Months Ended	through	2005 through
(in thousands)	December 31, 2006	December 31, 2005	December 31, 2005	November 22, 2005
Net (loss) income	$(845)	$(18,010)	$831	$(18,841)
Interest expense	11,611	5,395	4,890	505
Income taxes	(531)	(9,402)	—	(9,402)
Depreciation and amortization	6,988	4,599	2,301	2,298

EBITDA	$17,223	$(17,418)	$8,022	$(25,440)
Purchase accounting adjustments	59	616	616	—
Merger costs	—	35,741	—	35,741
Unusual or non-recurring charges	2,083	(571)	(242)	(329)
Acquired EBITDA and cost savings	—	1,889	201	1,688
Stock-based compensation	2,164	—	—	—
Other	434	107	107	—

Consolidated EBITDA	$21,963	$20,364	$8,704	$11,660

	Successor			Predecessor
			Period from
		Combined	November 23, 2005	Period from January 1,
	Year ended	Year ended	through	2005 through
(in thousands)	December 31, 2006	December 31, 2005	December 31, 2005	November 22, 2005
Net income	$1,075	$1,543	$831	$712
Interest expense	47,039	5,951	4,890	1,061
Income taxes	(3,789)	2,658	—	2,658
Depreciation and amortization	27,128	11,876	2,301	9,575

EBITDA	$71,453	$22,028	$8,022	$14,006
Purchase accounting adjustments	3,017	616	616	—
Merger costs	—	36,912	—	36,912
Unusual or non-recurring charges	3,326	(894)	(242)	(652)
Acquired EBITDA and cost savings	1,147	16,962	201	16,761
Stock-based compensation	3,871	—	—	—
Other	1,184	107	107	—

Consolidated EBITDA	$83,998	$75,731	$8,704	$67,027

Note 3. Reconciliation of Revenue to Adjusted Revenue
Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue as a result of the November 2005 merger. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Successor			Predecessor
		Combined	Period from
		Three months	November 23, 2005	Period from October 1,
	Three months ended	Ended	through	2005 through
(in thousands)	December 31, 2006	December 31, 2005	December 31, 2005	November 22, 2005
Revenue	$54,000	$47,395	$17,665	$29,730
Deferred revenue purchase accounting adjustments	132	721	721	—

Adjusted revenue	$54,132	$48,116	$18,386	$29,730

	Successor			Predecessor
			Period from
		Combined	November 23, 2005	Period from January 1,
	Year ended	Year Ended	through	2005 through
(in thousands)	December 31, 2006	December 31, 2005	December 31, 2005	November 22, 2005
Revenue	$205,469	$161,634	$17,665	$143,969
Deferred revenue purchase accounting adjustments	3,610	721	721	—

Adjusted revenue	$209,079	$162,355	$18,386	$143,969